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                                                                    Exhibit 23.1

                                                                 [ANDERSEN LOGO]

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the inclusion in this Form 10-K/A of our report dated March 20, 2001 on the financial statements of GlycoGenesys, Inc. (formerly SafeScience, Inc.), as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000, and to all references to our Firm included in this Form 10-K/A. We also consent to the incorporation of our report included in this Form 10-K/A into the Company's previously filed Registration Statements on Forms No. 333-35874, 333-35876, 333-38964, 333-40322, 333-43038, 333-60132, 333-70976, 333-70982, 333-71954 and
333-81208. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of the report.

/s/ Arthur Andersen LLP

Boston, Massachusetts
May 24, 2002